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                                   Exhibit 11
                        Computation of Per Share Earnings
                                   (Unaudited)
                     (In thousands except per share amounts)
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
                                                          Three Months Ended                Nine Months Ended
                                                          ------------------                -----------------
                                                      August 31,      September 1,      August 31,      September 1,
                                                         1997            1996             1997              1996
                                                      --------         --------         --------          --------
Primary per share earnings (losses)
----------------------------------

Earnings (losses) applicable to primary
   per share earnings (losses)                        $  3,504         $  3,149         ($ 1,092)         $  9,249
                                                      ========         ========         ========          ========
Average number of common shares
   outstanding                                          11,104           10,970           11,055            11,625

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                                        436              149              339               184
                                                      --------         --------         --------          --------
Average shares used to calculate
   primary per share earnings (losses)                  11,540           11,119           11,394            11,809
                                                      ========         ========         ========          ========
Primary per share earnings (losses)                   $   0.30         $   0.28         ($  0.10)         $   0.78
                                                      ========         ========         ========          ========


Fully diluted per share earnings (losses)
----------------------------------------

Earnings (losses) applicable to fully diluted
   per share earnings (losses)                        $  3,504         $  3,149         ($ 1,092)         $  9,249
                                                      ========         ========         ========          ========
Average number of common shares
   outstanding                                          11,104           10,970           11,055            11,625

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                                        565              149              395               191
                                                      --------         --------         --------          --------
Average shares used to calculate
   fully diluted per share earnings (losses)            11,669           11,119           11,450            11,816
                                                      ========         ========         ========          ========
Net fully diluted per share earnings (losses)         $   0.30         $   0.28         ($  0.10)         $   0.78
                                                      ========         ========         ========          ========
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